CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 23, 2018, relating to the financial statements of Kopin Corporation, and the effectiveness of Kopin Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Kopin Corporation for the year ended December 30, 2017, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Boston, Massachusetts
November 26, 2018